                                                                    Exhibit 10.1


                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of this 22nd day of November, 2000, by and among PETMED EXPRESS, INC., a Florida corporation (the "Company"), and TRICON HOLDINGS, LLC, a Florida limited liability company (the "Investor").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor Ten Million (10,000,000) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") on the terms set forth herein, and a warrant (the "Warrant") to acquire Three Million (3,000,000) shares of Common Stock (the "Warrant Shares") on the terms set forth in the Warrant.

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE SHARES AND THE WARRANT. Upon the terms and conditions and subject to the provisions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company and the Company agrees to sell and issue to the Investor the Shares and the Warrant, in the manner set forth in Section 2 hereof, for the aggregate purchase price of Two Million Dollars ($2,000,000) (the "Purchase Price").

         2. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place immediately following the execution of this Agreement at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., or at such other time and place as the parties may agree upon. At the Closing:

                  (a) the Investor shall deliver to the Company (i) Five Hundred Thousand Dollars ($500,000) by wire transfer and (ii) a promissory note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) substantially in the form attached hereto as EXHIBIT A;

                  (b) the Company shall deliver to the Investor (i) certificates, registered in the name(s) designated by the Investor, representing Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, (ii) a Warrant to acquire Three Million (3,000,000) shares of Common Stock at an exercise price of Thirty-Three Cents ($0.33) per share and (iii) copies of certificates, registered in the name(s) designated by the Investor, representing Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock (the original certificates which such copies of certificates represent shall be delivered to Atlas Pearlman, P.A., as escrow agent, to be held in escrow in accordance with the terms and conditions of that certain Escrow Agreement, by and



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between the Investor, the Company and Atlas Pearlman, P.A., as escrow agent, the form of which is attached hereto as EXHIBIT B) (such shares of Common Stock, the "Escrow Shares"); and

                  (c) each party shall deliver to the other party a fully executed original of the Escrow Agreement, the Warrant and that certain Registration Rights Agreement by and between the Investor and the Company relating to the Shares and the Warrant (the "Registration Rights Agreement"). The form of Warrant is attached to this Agreement as EXHIBIT C. The form of Registration Rights Agreement is attached to this Agreement as EXHIBIT D.

During the period which any Escrow Shares are held in escrow, the Investor shall have all of the rights of a shareholder with respect to the Escrow Shares, including, without limitation, that the Investor shall be entitled to receive dividends and distributions paid with respect to the Escrow Shares and that the Investor shall be entitled to exercise full voting rights with respect to the Escrow Shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Investor to enter into this Agreement, the Company hereby makes the representations and warranties set forth below to the Investor.

                  (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Florida whose status is active. The Company has all requisite corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                  (b) AUTHORIZATION. All corporate action on the part of the Company, and its officers, directors and shareholders necessary for (1) the authorization, execution and delivery by the Company of this Agreement and the Registration Rights Agreement, (2) the performance of all obligations of the Company hereunder and thereunder, and (3) the authorization, sale and delivery of the Shares and the Warrant has been taken. This Agreement and the Registration Rights Agreement each constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  (c) NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (1) do not and will not violate or conflict with any provision of law or regulation, or any rule, ruling, interpretation, writ, order,



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judgment or decree of any court or governmental or regulatory authority, or any provision of the Articles of Incorporation or Bylaws of the Company; and (2) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien or other encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed on SCHEDULE 3(C) hereto.

                  (d) CONSENT OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or registration, qualification or filing with any United States or foreign, federal, state or local governmental or regulatory authority, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby and thereby, other than the filing of a registration statement(s) to be declared effective by the Securities and Exchange Commission ("SEC") as contemplated by the Registration Rights Agreement.

                  (e) CORPORATE RECORDS. The stock records and minute books of the Company (true, correct and complete copies of which the Company has previously delivered to the Investor) fully reflect all issuances, transfers and redemptions of the Company's capital stock, correctly show the total number of shares of the Company's capital stock issued and outstanding on the date hereof and contain true, correct and complete copies of the Company's Articles of Incorporation and Bylaws, in each case as amended and currently in force. Such minute books also contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from its date of incorporation to the date hereof. All matters requiring the authorization or approval of the board of directors, a committee of the board of directors, the incorporators or the shareholders of the Company have been duly and validly authorized and approved by them.

                  (f) CAPITALIZATION.

                           (1) The authorized capital stock of the Company
consists of Twenty-Five Million (25,000,000) shares of capital stock, of which:

                                    (A) Five Million (5,000,000) shares are
designated as preferred stock, par value $0.001 per share (the "Preferred Stock"), of which 2,500 shares of Convertible Preferred Stock are issued and outstanding; and

                                    (B) Twenty Million (20,000,000) shares are
designated as Common Stock, of which 6,385,010 shares are issued and outstanding (prior to giving effect to the issuance of the Shares).




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                           (2) The outstanding shares of Preferred Stock, Common
Stock and warrants and options to purchase shares of Common Stock are owned by the shareholders and warrant and option holders, respectively, in the numbers specified in SCHEDULE 3(F)(2) hereto (prior to giving effect to the issuance of the Shares and the Warrant). The Shares (after giving effect to the issuance of the Shares and the Warrant) will represent approximately 43.23% of all outstanding shares of Common Stock of the Company on a fully diluted basis. The Shares and the Warrant Shares (after giving effect to the issuance of the Shares and the Warrant and to the exercise of the Warrant and the issuance of the Warrant Shares) will represent approximately 56.23% of all outstanding shares of Common Stock of the Company on a fully diluted basis.

                           (3) All outstanding shares of the Company's capital
stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from its date of incorporation to the date hereof were issued in violation of the securities laws of any jurisdiction or the preemptive rights of any person or entity. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes of any nature or kind required to be paid in connection with the issuance and any transfers of the Company's capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any person or entity in connection with the issuances of securities of the Company from the date of its incorporation to the date hereof have been obtained or effected and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities and other laws, rules and regulations.

                           (4) Except for (a) outstanding options to purchase
1,096,500 shares of Common Stock under various stock option agreements executed prior to the establishment of the Company's 1998 Stock Option Plan, (b) outstanding options to purchase 2,168,000 shares of Common Stock under the Company's 1998 Stock Option Plan, (c) outstanding warrants to purchase 470,000 shares of Common Stock, (d) 10,125 shares of Common Stock reserved for issuance upon the conversion of the outstanding Preferred Stock and (e) 832,000 shares of Common Stock reserved for purchase upon exercise of options to be granted in the future under the Company's 1998 Stock Option Plan, there are (prior to giving effect to the issuance of the Shares and the Warrant) no shares of capital stock or other equity interests of the Company reserved for issuance and no outstanding: (w) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (x) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company; (y) debt securities with any voting rights or convertible into securities with voting rights; or (z) commitments, agreements or understandings of any kind, including, without limitation, shareholders' agreement, voting agreements, voting trusts, registration rights agreements, preemptive rights or employee benefit arrangements, relating to any capital stock or other equity interests of the Company, or the issuance or repurchase by the Company of (i) any capital stock or other equity interests of the Company or
(ii) any such securities or instruments convertible into or exercisable for capital stock or other equity interests of the Company. The Company has no outstanding stock appreciation, phantom stock rights or any similar rights.




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                           (5) Except as set forth on SCHEDULE 3(F)(5) hereto
and except for the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                           (6) All securities issued by the Company in
connection with this Agreement have been, or prior to their issuance will have been, duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable.

                  (g) SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or entity, other than the Company's direct ownership of 100% of the issued and outstanding capital stock of Southeastern Veterinary Exports, Inc., a Florida corporation, which has no material assets or operations. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  (h) FINANCIAL STATEMENTS. The Company has previously delivered to the Investor, true and complete copies of (1) the audited balance sheet of the Company for the fiscal year ended March 31, 2000 and the related audited statements of income, cash flows and changes in shareholders' equity of the Company for the fiscal years ended March 31, 2000 and 1999, including any related notes and (2) the unaudited balance sheet of the Company as of September 30, 2000 (the "Balance Sheet") and the related unaudited statements of income, cash flows and changes in shareholders' equity for the nine month periods ended September 30, 2000 and 1999 (collectively, the "Financial Statements"). All such Financial Statements (1) have been prepared in accordance with Regulation S-X promulgated by the SEC, (2) have been prepared in accordance with the books of account and records of the Company; (3) fairly present and are true, correct and complete statements in all material respects of the financial condition and the results of operations of the Company at the dates and for the periods specified in those statements; and (4) have been prepared in accordance with generally accepted accounting principles consistently applied with prior periods (subject in the case of interim statements, to normal non-material year end adjustments and the absence of notes). Except as clearly disclosed in the Balance Sheet, the Company has no liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise or any unrealized or anticipated losses from any commitments, and there is no basis for assertion against the Company of any such liability, commitment, obligation or loss, other than (1) liabilities incurred in the ordinary course of business subsequent to September 30, 2000, and (2) liabilities not required under generally accepted accounting principles to be reflected in the Financial Statements, which are not material to the financial condition or operating results of the Company.

                  (i) LAWS. The Company is in compliance in all material respects with all applicable United States and foreign federal, state and local laws, rules, regulations, rulings, interpretations, orders and decrees. Except as set forth in SCHEDULE 3(I) hereto, the Company has not been charged with any alleged violation or nonconformity with any United States or foreign federal, state or local law, rule, regulation, ruling, interpretation, order or decree and is not subject to any order, writ, injunction or decree against or affecting the Company or its assets or business.



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                  (j) PERMITS. The Company has all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, all United States or foreign federal, state or local governmental or administrative agencies or authorities or regulatory bodies or other persons or entities that are required to be obtained, maintained or made in order to permit the Company to own its assets and to carry on its business as presently conducted. All of the foregoing are current, in good standing and in full force and effect, and, there is no proceeding or action pending or, to the knowledge of the Company, threatened in connection with the foregoing.

                  (k) INVESTIGATIONS; LITIGATION. Except as disclosed on
SCHEDULE 3(K) hereto, there is no investigation by any United States or foreign federal, state or local governmental or administrative agency or authority, or any action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened, against or adversely affecting the Company (including, without limitation, any investigation, action or proceeding with respect to taxes or products manufactured, sold, marketed or distributed by the Company), or the assets or business of the Company. Except as disclosed on SCHEDULE 3(K), neither the Company nor any director, officer, employee or agent of the Company, in their respective capacities as such, is a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against the Company, or any director, officer, employee or agent of the Company, in their respective capacities as such, or involving any property or asset of the Company.

                  (l) SEC FILINGS. The Company has timely filed all forms, reports and documents required to be filed by it with the SEC since its incorporation including, without limitation, those forms, reports and documents required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than, only with respect to its untimely filing, the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000 (all such forms, reports and documents, including, without limitation, the Form 10-KSB, collectively, the "SEC Filings"). The Company has previously delivered to the Investor a true and complete copy of each SEC Filing. Each of the SEC Filings complies as to form with the applicable requirements of the SEC for such filing. The SEC Filings, as of the dates they were respectively filed with the SEC, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (m) INTELLECTUAL PROPERTY. Set forth on SCHEDULE 3(M) hereto is a list and description of all patents, copyrights, trademarks, servicemarks, trade dress, trade secrets, logos, domain names, trade names and corporate names, together with all derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (the "Intellectual Property"). The Intellectual Property is adequate for the operation of the business of the Company as presently conducted. The Company is the sole and exclusive owner of all right, title and interest in and to all of the Intellectual Property and has




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the exclusive right to use and license the same, free and clear of any claim or conflict with the rights of others. No royalties, honorariums or fees are payable by the Company to any person or entity by reason of the ownership or use of any of the Intellectual Property. There have been no claims made or, to the knowledge of the Company, threatened against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and to the knowledge of the Company, no grounds for any such claims exist. The Company has not made nor threatened to make any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the knowledge of the Company, no grounds for any such claims exist. The Company has not received any notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property and neither the use of the Intellectual Property by the Company nor the operation of its business is infringing or has infringed upon any rights of others. To the extent that any item constituting part of the Intellectual Property has been registered with, filed in or issued by, as the case may be, any government or other administrative regulatory agency or authority, such registrations, filings or issuances are listed on SCHEDULE 3(M) hereto and were duly made and remain in full force and effect. To the extent any of the Intellectual Property constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure.

                  (n) REAL PROPERTY; LEASES. SCHEDULE 3(N) hereto describes all real estate owned or leased by the Company (the "Real Property"). All Real Property, if owned by the Company, is owned under good and marketable title, free and clear of all mortgages, liens, loans and encumbrances, except as disclosed in the Financial Statements and except statutory liens for taxes not yet due. Except as set forth on SCHEDULE 3(N) hereto, (1) all of the owned Real Property is free from all special taxes or assessments, except those generally applicable to other properties in the tax districts in which such Real Property is located; (2) the Company has the exclusive right of possession of each tract comprising such Real Property; (3) all improvements on such Real Property and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, rules and regulations and all buildings, structures, improvements and fixtures owned, leased or used by the Company in the conduct of its business conform in all material respects to (or are otherwise exempt from) all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and (4) all such buildings, structures, improvements and fixtures are in satisfactory operating condition and repair, normal wear and tear excepted. All of the leases under which the Company leases any of the Real Property (the "Leases") are valid, subsisting and in full force and effect and neither the Company nor, to the knowledge of the Company, any other party thereto is in material breach or default thereunder and such Leases entitle the Company to the use and possession of the Real Property purported to be covered thereby for the terms specified in such Leases.

                  (o) PERSONAL PROPERTY. Except as set forth on SCHEDULE 3(O) hereto, the Company has good title, free and clear of all liens and other encumbrances, to each item of machinery, equipment, furniture, fixtures and other tangible personal property (the "Personal Property") owned by it and holds valid leaseholds in all of the Personal Property leased by it, and all such Personal Property leases are valid and enforceable. The Company is not in breach of or



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default under (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default under) any lease of any items of Personal Property leased by it. All items of Personal Property owned or leased by the Company are in good operating condition and repair, normal wear and tear excepted. The Real Property leased by the Company and the Personal Property, taken together, includes all assets, properties, rights and interests necessary or desirable for the continued operation of the business of the Company in the ordinary course and as presently conducted.

                  (p) RELATED-PARTY TRANSACTIONS. Except as set forth in
SCHEDULE 3(P) hereto, no employee, officer, director, or, to the knowledge of the Company, any shareholder, agent or attorney of the Company or any affiliate or immediate family member of any of the foregoing (1) owns, directly or indirectly, any interest or has made any loan, advance, commitment or investment in any person or entity which is a competitor, potential competitor, supplier or customer of the Company; (2) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property) which is utilized in the operation of the business of the Company or is necessary or desirable to the business of the Company as presently conducted or as contemplated to be conducted; or (3) has an interest or loan, advance, commitment or investment in or is, directly or indirectly, a party to any contract, agreement or other arrangement or relationship pertaining or relating to the business, operations or assets of the Company.

                  (q) CONTRACTS. The SEC Filings contain true, correct and complete copies of all contracts, agreements, understandings, covenants, commitments and other instruments of any kind, whether oral or written, express or implied, to which the Company is a party or otherwise relating to or affecting any of the Company's assets, properties or operations, which are required to be filed with the SEC pursuant to the rules and regulations promulgated by the SEC (collectively, the "Commitments"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect on the date hereof. The Company has performed all obligations required to be performed to date under, is not in default in respect of, any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Except as disclosed on SCHEDULE 3(C) hereto no consent of or notice to third parties is required relating to any Commitment as a consequence of this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby. To the knowledge of the Company, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company is not a party to or otherwise bound by an Commitments limiting or restraining it from engaging or competing in any lines of business or with any person or entity.

                  (r) CHANGES. Since September 30, 2000, there has not been: (1) any material adverse effect to the assets, properties, financial condition, operating results or business of the Company (a "Material Adverse Effect"); (2) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect; (3) any waiver by the Company of a valuable right or of a material debt owed to it; (4) any satisfaction or discharge of any lien, claim or



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encumbrance or payment of any obligation by the Company, except in the ordinary course of business and in an amount that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is conducted); (5) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (6) any sale, assignment or transfer of any Intellectual Property or other intangible assets (other than in the ordinary course of business); (7) receipt of notice that there has been a loss of, or material delivery or order cancellation by, any supplier or customer of the Company; (8) any mortgage, pledge, grant of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable; (9) any loans or guarantees made by the Company to or for the benefit of its employees, officers, directors, shareholders, agents or attorneys or any affiliates or members of the immediate families of any of the foregoing, other than travel advances and other advances made in the ordinary course of its business; (10) any amendment to the Company's Articles of Incorporation or Bylaws; (11) any issuance, sale or authorization for issuance or sale of any of the Company's capital stock (including, without limitation, by way of stock split or dividend) or any subscription, option, warrant, right or convertible security, or entrance into any agreement or commitment of any character obligating the Company to issue or sell any of the foregoing (other than as contemplated by this Agreement and the Warrant); (12) any declaration, setting aside for payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; (13) any transaction other than in the ordinary course of business consistent with past practices; (14) any other event or condition of any character that might reasonably be expected to result in a Material Adverse Effect; or (15) any agreement or commitment by the Company to do anything described in this Section 3(t).

                  (s) PRODUCTS; WARRANTY. The Company has no liability or obligation and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability or obligation, relating to any product manufactured, marketed, distributed or sold or services provided by the Company, or any other damages in connection therewith. Except as set forth in SCHEDULE 3(S) hereto, no product manufactured, marketed, distributed or sold or services provided by the Company is subject to any guaranty, warranty or other indemnity. True and correct copies of the standard terms and conditions of sale, including any discounts or other concessions provided to customers, utilized by the Company (containing applicable guaranty, warranty and indemnity provisions) have been previously delivered to the Investor. Information contained in any products provided or services made available to the Company's customers accurately reflect in all material respects the information which it is represented to contain.

                  (t) INSURANCE. The Company has in effect insurance coverage with reputable insurers, which, in respect to amounts, types and risks insured, is adequate for the business in which the Company is engaged, its assets, operations and personnel. The insurance policies owned or held by the Company are sufficient for compliance with all requirements of law, rule and regulation and of all Commitments (as hereinafter defined). The Company has never been refused any insurance with respect to its business or any of its assets, operations or personnel, nor has any coverage been



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

limited in any material respect by any insurance carrier to which the Company has applied for any insurance or with which it has carried insurance since its incorporation. SCHEDULE 3(T) hereto lists (a) each insurance policy and bond maintained by the Company or under which any of its business, assets, products, operations or personnel are insured and (b) areas pertaining to the business, assets, operations or personnel of the Company with respect to which the Company is self-insured.

                  (u) TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports as required by law, rule or regulation. These returns and reports are true and correct in all material respects. The Company has timely paid all taxes and other assessments shown thereon to be due, except those contested by them in good faith that are listed in SCHEDULE 3(U) hereto. The provision for taxes of the Company as shown in the Balance Sheet is adequate for taxes due or accrued as of the date thereof.

                  (v) LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could reasonably be expected to result in a Company Material Adverse Effect, nor is the Company aware of any labor organization activity involving the Company's employees. The Company is not aware that any of the Company's officers or key employees, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  (w) EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3(W) hereto, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company is in compliance in all material respects with the requirements of ERISA with respect to such plans.

                  (x) MAJOR CUSTOMERS AND SUPPLIERS. Except as set forth on
SCHEDULE 3(X) hereto, no single customer or supplier of the Company accounts for more than five percent (5%) of the Company's revenues or shipments, products or inventories, as the case may be. No customer or supplier of the Company which accounts for more than five percent (5%) of the Company's revenues or shipments, products or inventories, as the case may be, has (1) canceled, suspended or otherwise terminated its relationship with the Company or (2) advised the Company of its intention to cancel, suspend or terminate its relationship or to significantly decrease its purchases from or shipments to the Company or to materially and adversely change the terms upon which it purchases or ships or delivers products or services to or from the Company. To the knowledge of the Company, none of such persons or entities will cancel, suspend or terminate its relationship with the Company or substantially decrease its purchases, sales or volume of business because of the transactions contemplated hereby or otherwise.

                  (y) COMPANY DEBT. The Company has no indebtedness for borrowed money or other forms of indebtedness, other than as set forth on SCHEDULE 3(Y) hereto. SCHEDULE 3(Y) hereto sets forth a description of such indebtedness, including the maturity date, interest rate and outstanding balance and accrued and unpaid interest as of the date hereof. All amounts reflected on SCHEDULE 3(Y) hereto can be repaid in full by the Company prior to stated maturity for the face amount thereof, together with accrued and unpaid interest thereon, and without incurring any prepayment penalties, yield maintenance premiums or any material additional amounts.

                  (z) ACCOUNTS RECEIVABLE. All accounts receivable, unbilled invoices and other debts reflected on the Balance Sheet and in the books and records of the Company since September 30, 2000 as being due to the Company are valid, bona fide and binding claims arising in the ordinary course of business, are subject to no setoffs or counterclaims and are current and collectible in the ordinary course of business at their recorded amounts, subject only to the reserve for bad debts clearly set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with past practices.

                  (aa) NOTICE TO QUOTATION SYSTEM. No consent, approval or authorization of, or filing with, any securities exchange or quotation system or any other similar entity or organization, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, and, except as contemplated by Section 6 hereof, no consent or vote of the shareholders of the Company is required in connection herewith or therewith.

                  (bb) BROKERS. No financial advisor, broker or finder, is entitled to any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (cc) OFFERING. Subject in part to the Investor's representations set forth in Section 4 hereof, the offer, sale and issuance of the Shares and the Warrant as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption.

                  (dd) FULL DISCLOSURE. The Company has provided Investor with all the information that Investor has requested for deciding whether to purchase the Shares and the Warrant. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement or the Exhibits and the Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. In order to induce the Company to enter into this Agreement, the Investor hereby makes the representations and warranties set forth below to the Company.

                  (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Investor is a company duly organized and validly existing under the laws of the Isle of Man. The Investor has all requisite company right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

                  (b) AUTHORIZATION. All company action on the part of the Investor, and its officers, directors and shareholders necessary for (1) the authorization, execution and delivery by the Investor of this Agreement and the Registration Rights Agreement, (2) the performance of all obligations of the Investor hereunder and thereunder and (3) the purchase of the Shares and the Warrant has been taken. This Agreement and the Registration Rights Agreement each constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  (c) ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                  (d) RESTRICTED SHARES. The Investor understands that neither the Shares nor the Warrant has been registered under the Securities Act or any state securities laws. Consequently, neither the Shares nor the Warrant may be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The certificate(s) representing the Shares and the Warrant will bear restrictive legends to such effect.

                  (e) DISCLOSURE. The Investor has had an opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the Investor's investment.

                  (f) PURCHASE FOR INVESTMENT. The Investor is acquiring the Shares and the Warrant solely for his own account, for investment, and not with a view to or for the resale, assignment or distribution thereof.

                  (g) BROKERS. No financial advisor, broker or finder, is entitled to any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

                  (h) CONTROL. The Investor is not an "interested shareholder" under Section 607.0901 of the Florida Business Corporation Act (as such term is defined therein) and is not an "acquiring person or member of a group" owning "control shares" under Section 607.0902 of the Florida Business Corporation Act (as such terms are defined therein), in each case, as of the date of this Agreement and prior to giving effect to the transactions contemplated by this Agreement.

         5. CONDITIONS PRECEDENT TO THE INVESTOR'S OBLIGATIONS. The obligations of the Investor hereunder are subject to the Company, on or before the Closing, having satisfied the following conditions:

                  (a) CERTAIN EMPLOYMENT AGREEMENTS. The Company shall have executed, and shall have caused each of Marc A. Puleo, Chris Lloyd and John Vermaaten to have executed, and delivered to the Investor, amendments to each of the foregoing employee's respective employment agreement with the Company (the forms of which are attached hereto as EXHIBITS E, F AND G, respectively), pursuant to which each such employee shall have agreed to a reduction to his annual base salary as set forth therein and shall further have agreed that such reduction did not and does not and shall not constitute grounds for the termination of such employee's employment agreement whether in connection with a breach, default, event of "good cause" termination as defined therein, event of "constructive" termination as defined therein or otherwise.

                  (b) CERTAIN STATE LAWS. The Board of Directors of the Company shall have exempted the issuance and purchase of the Shares and the Warrant, and upon the exercise of the Warrant, the issuance of the Warrant Shares, and this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby from any applicable state "control share" or "affiliate transaction" laws or similar laws (including Sections 607.0901 and 607.0902 under the Florida Business Corporation Act), and shall have adopted and approved, and delivered to the Investor, written resolutions explicitly stating the foregoing.

                  (c) BOARD OF DIRECTORS. The Board of Directors of the Company shall have caused the number of directors who comprise the Board of Directors of the Company to be fixed at five (5) directors and shall have caused the three
(3) vacancies on the Board of Directors of the Company to be filled by the three
(3) designees of the Investor, and shall have adopted and approved, and delivered to the Investor, written resolutions explicitly stating the foregoing.

                  (d) EXECUTED DOCUMENTS. The Company shall have executed the Escrow Agreement, the Warrant and the Registration Rights Agreement substantially in the forms attached hereto as EXHIBITS B, C AND D, respectively.

                  (e) CONSENTS. The Company shall have obtained all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby, including, without limitation, any consents required to be obtained in connection with those instruments and agreements listed on SCHEDULE 3(C) hereto.

         6. INCREASE AUTHORIZED SHARES. The Company shall, as promptly as practicable after the date hereof, take all necessary and desirable actions to cause the number of authorized shares of capital stock of the Company to be increased so as to be sufficient for the reservation of the Warrant Shares and, upon the exercise of the Warrant, the issuance of the Warrant Shares as contemplated by the Warrant.

         7. REPORTING COMPANY. So long as the Investor beneficially owns any portion of the Shares, the Warrant or the Warrant Shares, the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and the Company shall not terminate its status as a reporting company under the Exchange Act even if such termination is permitted under the Exchange Act.

         8. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investor from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the "Indemnified Losses") arising from, in connection with, or incident to (a) any breach or violation of any of the Company's representations, warranties, covenants or agreements contained in this Agreement and (b) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing. In the Investor's sole discretion, in the event of any breach or violation of any of the Company's representations or warranties set forth in Section 3(f) and in lieu of the foregoing cash indemnification, the Company shall issue and deliver to the Investor certificates representing the number of shares of Common Stock required to cause the representations and warranties set forth in Section 3(f) to be true and correct in all respects, such number of shares to be adjusted for any and all stock splits, stock dividends, reclassifications, recapitalizations and other like transactions, whether by merger, consolidation, reorganization or otherwise. The Investor agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents from, against and in respect of any and all Indemnified Losses arising from, in connection with, or incident to (a) any breach or violation of any of the Investor's representations, warranties, covenants or agreements contained in this Agreement and (b) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

         9. MISCELLANEOUS.

                  (a) NOTICE. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally (against receipt) or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the names and addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). If to the Company, then to: PetMed Express, Inc., 1441 SW 29th Avenue, Pompano Beach, Florida 33069, Attn: Marc A. Puleo, M.D., Facsimile No. 954-971-0544. If to the Investor, then to: Tricon Holdings, LLC, 1020 NW 163rd Drive, Miami, Florida 33169, Attn: ____________________, Facsimile No. _________________. Such
notices,
demands, claims and other communications shall be deemed given when actually received, or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified U.S. mail, five (5) days after deposit in the U.S. mail, or
(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

                  (b) FURTHER ASSURANCES. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares and the Warrant and to consummate the transactions contemplated by this Agreement.

                  (c) ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, the Warrant and the Registration Rights Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto. This Agreement may not be amended or modified except in a writing signed by both of the parties hereto. Any waiver of any provision of this Agreement shall be evidenced by a writing signed by the appropriate party. No waiver by any party of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                  (d) ASSIGNMENT, BINDING EFFECT; NO THIRD PARTY BENEFICIARY. This Agreement shall not be assigned except in a writing signed by both of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (e) SURVIVAL. All of the representations and warranties of the parties shall survive the Closing Date. Sections 6, 7, 8 and 9 hereof shall also survive the Closing Date.

                  (f) INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties at law or in equity.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, both substantive and remedial.

                  (i) PREVAILING PARTIES. In any action or proceeding brought to enforce or interpret any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys' fees and expenses for the prevailing party in addition to any other remedy.

                  (j) HEADINGS. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

                  (k) SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal, void or unenforceable, the remaining provisions shall remain in full force and effect, and such illegal, void or unenforceable provision shall be interpreted in a manner in which accomplishes, to the extent possible, the original purpose of such provision.

         IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the date first written above.

                                         THE COMPANY:



                                         PETMED EXPRESS, INC., a Florida
                                         corporation



                                         By: /s/ Marc Puleo, M.D.
                                             -----------------------------------
                                         Name:  Marc Puleo, M.D.
                                         Title: Chief Executive Officer



                                         THE INVESTOR:

                                         TRICON HOLDINGS, LLC, a Florida limited
                                         liability company



                                         By: /s/ Kenneth Jacobi
                                            ------------------------------------
                                         Name:  Kenneth Jacobi
                                         Title: Manager

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT C

                                 FORM OF WARRANT

                                    EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                      FORM OF AMENDMENT TO MARC A. PULEO'S

                              EMPLOYMENT AGREEMENT

                                    EXHIBIT F

                       FORM OF AMENDMENT TO CHRIS LLOYD'S

                              EMPLOYMENT AGREEMENT

                                    EXHIBIT G

                      FORM OF AMENDMENT TO JOHN VERMAATEN'S

                              EMPLOYMENT AGREEMENT